Exhibit 99

                 Sypris Reports Third Quarter Results

                       Cash Flow Remains Strong


    LOUISVILLE, Ky.--(BUSINESS WIRE)--Oct. 26, 2006--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported revenue of $126.0 million for the third quarter compared to $140.8 million for the prior year period. The Company reported a net loss of $0.8 million, or $0.04 per diluted share for the third quarter compared to earnings of $3.0 million, or $0.16 per diluted share for the prior year period. Free cash flow for the third quarter reached $10.7 million.

    For the nine months ended September 30, 2006, the Company reported revenue of $388.2 million compared to $390.7 million for the prior year period and a net loss of $0.4 million, or $0.02 per diluted share compared to net income of $5.6 million, or $0.30 per diluted share for the same period in 2005. The net loss in the first nine months of 2006 included the impact of adopting SFAS No. 123R, Share-Based Payment, which approximated $0.4 million, net of taxes, or $0.02 per diluted share. Free cash flow for the first nine months of 2006 was $35.3 million.

    "Our Industrial Group experienced a 39% reduction in orders for component shipments to the Ford Motor Company during the third quarter, the result of which had a material impact on the Company's revenue and margins for the period," said Jeffrey T. Gill, President and Chief Executive Officer. "Unfortunately, the rightsizing of our workforces in each of the plants impacted by the change required much of the quarter to complete, further compressing the group's short-term margins. Inventory corrections by other customers also impacted Industrial Group revenue to a lesser degree during the quarter."

    Gill continued, "The lower than expected revenue and margins for the quarter were also driven by our Electronics Group, which generated lower sales primarily due to a reduction in the initial rate of production for the launch of a new classified program. The short-term change in schedules was necessitated to incorporate several new important design modifications earlier in the product's life cycle. We now expect to reach full rates of production early in 2007."

    "Despite these headwinds, the Company continued to generate significant free cash flow. As a result, the Company's balance sheet remains a source of strength, with net debt representing less than 14% of total capital. As we go forward, we will continue to evaluate opportunities to use this strength to improve margins and increase the Company's market share."

    The Industrial Group

    Revenue for our Industrial Group was $93.0 million in the third quarter compared to $94.5 million for the prior year period. Gross profit for the quarter decreased to $5.2 million from $7.3 million for the same period in 2005, as a result of higher material losses and labor inefficiency from shifting volumes during the quarter.

    "The near-term outlook for the production of light trucks and sport utility vehicles remains uncertain at best," said Gill. "We have reduced headcount at each of our plants that have been impacted by the announced changes in production outlook, but our sense is that this market will remain challenging for some time to come. We will continue to aggressively pursue initiatives that will enable the Company to succeed in this increasingly difficult environment."

    The Electronics Group

    Revenue for our Electronics Group was $32.9 million in the third quarter compared to $46.3 million for the prior year period. Gross profit for the quarter was $5.1 million compared to $8.3 million for the same period in 2005. The declines in revenue and gross profit reflect a decline in product shipments under certain classified programs with the U.S. Government.

    Revenue for the Aerospace & Defense segment was $21.1 million compared to $33.9 million for the prior year period, as prior year programs ended and new programs were rescheduled to early 2007. Revenue from the Test & Measurement segment was $11.8 million compared to $12.4 million for the prior year period. Despite strong growth in calibration services, softness in our test services market more than offset calibration gains. Gross profit for the Aerospace & Defense segment was $2.6 million, as compared to $5.4 million for the prior year period reflecting the lower volumes, while gross profit for the Test & Measurement segment was $2.5 million compared to $2.9 million for the same period in 2005, due to the decline in testing services.

    "Net orders for our Electronics Group approximated $37.7 million for the quarter, while backlog grew 5% sequentially from second quarter to $96.3 million," said Gill. "Despite the short-term delay in the launch of two new classified programs, the outlook remains strong for our A&D segment in 2007 when an additional key classified program is scheduled to resume shipment. As a result, we expect our Electronics Group to resume its top line growth during the coming year."

    Outlook

    Gill added, "Looking forward, we believe the balance of 2006 will remain challenging for Sypris as our Industrial Group faces continued softness on lower demand for light-duty trucks and sport utility vehicles, and management continues to absorb the impact of a major customer in bankruptcy. Additionally, our Electronics Group is forecasting lower revenue and earnings for fourth quarter to reflect the rescheduling of production for the new classified programs."

    Gill added, "Consequently, we are lowering our prior guidance from July 27, 2006 with expected revenue during the fourth quarter of 2006 in the range of $115 to $125 million with a loss for the fourth quarter forecasted to be in the range of $0.9 million to $1.8 million, or $0.05 to $0.10 per diluted share. For the full year 2006, the revenue outlook is expected to be in the range of $503.0 to $513.0 million, while a net loss is now forecast to be in the range of $1.3 million to $2.2 million, or $0.07 to $0.12 per diluted share. We continue to expect free cash flow to remain strong for 2006 and to be at the upper end of our prior guidance of $30.0 to $40.0 million for the year. And consistent with our past practice, we will issue a press release and host a conference call on Thursday, January 11, 2007 to discuss the Company's financial outlook for 2007."

    Sypris Solutions is a diversified provider of technology-based outsourced services and specialty products. The Company performs a wide range of manufacturing and technical services, typically under multi-year, sole-source contracts with major corporations and government agencies in the markets for aerospace and defense electronics, truck components and assemblies, and test and measurement services. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

    Each "forward-looking statement" herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: cost and availability of raw materials such as steel, components, freight, natural gas or utilities; cost and inefficiencies associated with increasing our manufacturing capacity and launching new programs; stability and predictability of our costs and margins or our customers' forecasts, financial conditions, late payments, low-margin product mix, market shares, changing product requirements or scheduling demands; costs associated with breakdowns or repairs of machinery and equipment; growth beyond our productive capacity, cyclical or other downturns, adverse impacts of new technologies or other competitive pressures which erode our margins; cost, efficiency and yield of our operations including capital investments, working capital, scrap rates, cycle times, injuries, self-insured risks, wages, freight, production schedules, overtime costs, or expediting costs; failure to make strategic acquisitions or to integrate and improve results of acquired businesses or to identify and adequately insure environmental or other risks in due diligence; inventory valuation risks due to obsolescence, shrinkage, theft, price, overstocking or underbilling; changes in government funded or other customer programs; reliance on major customers or suppliers, especially in the automotive sector where bankruptcies (such as Dana Corporation's recent filing) could result in the rejection or modification of our contracts; revised contract prices or estimates of major contract costs; dependence on, recruitment or retention of management or other key employees; union negotiations; pension valuation, health care or other benefit costs; labor relations; strikes; risks of foreign operations; currency exchange rates; costs and supply of debt, equity capital, or insurance due to poor operating or financial results, new business risks, credit ratings, debt covenant violations, contract claims, insurance conditions or regulatory developments; impairments or write-offs of goodwill or fixed assets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; weaknesses in internal controls; costs of compliance with auditing, regulatory or contractual obligations; regulatory actions or sanctions; disputes or litigation, involving customer, supplier, creditor, stockholder, product liability or environmental claims; war, terrorism or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.


                        SYPRIS SOLUTIONS, INC.
                         Financial Highlights
               (In thousands, except per share amounts)

                                                   Three Months Ended
                                                      September 30,
                                                   -------------------

                                                     2006      2005
                                                   --------- ---------
                                                       (Unaudited)
Revenue                                            $125,955  $140,811
Net (loss) income                                     $(802)   $3,001
(Loss) earnings per common share:
 Basic                                               $(0.04)    $0.17
 Diluted                                             $(0.04)    $0.16
Weighted average shares outstanding:
 Basic                                               18,094    18,036
 Diluted                                             18,094    18,423

                                                    Nine Months Ended
                                                      September 30,
                                                   -------------------

                                                     2006      2005
                                                   --------- ---------
                                                       (Unaudited)
Revenue                                            $388,185  $390,654
Net (loss) income                                     $(389)   $5,572
(Loss) earnings per common share:
 Basic                                               $(0.02)    $0.31
 Diluted                                             $(0.02)    $0.30
Weighted average shares outstanding:
 Basic                                               18,071    18,009
 Diluted                                             18,071    18,328



                        Sypris Solutions, Inc.
                    Consolidated Income Statements
               (in thousands, except for per share data)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------

                                  2006     2005      2006      2005
                                ------------------ --------- ---------
                                   (Unaudited)         (Unaudited)
Net revenue:
 Industrial Group                $93,021  $94,504  $283,974  $272,867
  Aerospace & Defense             21,166   33,866    69,094    81,957
  Test & Measurement              11,768   12,441    35,117    35,830
                                --------- -------- --------- ---------
 Electronics Group                32,934   46,307   104,211   117,787
                                --------- -------- --------- ---------
  Total net revenue              125,955  140,811   388,185   390,654
Cost of sales:
 Industrial Group                 87,871   87,161   268,384   251,586
  Aerospace & Defense             18,559   28,498    59,185    70,829
  Test & Measurement               9,289    9,546    27,327    27,386
                                --------- -------- --------- ---------
 Electronics Group                27,848   38,044    86,512    98,215
                                --------- -------- --------- ---------
  Total cost of sales            115,719  125,205   354,896   349,801
Gross profit:
 Industrial Group                  5,150    7,343    15,590    21,281
  Aerospace & Defense              2,607    5,368     9,909    11,128
  Test & Measurement               2,479    2,895     7,790     8,444
                                --------- -------- --------- ---------
 Electronics Group                 5,086    8,263    17,699    19,572
                                --------- -------- --------- ---------
  Total gross profit              10,236   15,606    33,289    40,853
Selling, general and
 administrative                   10,175    8,492    29,726    26,158
Research and development             427      767     1,132     2,384
Amortization of intangible
 assets                              163      161       480       474
                                --------- -------- --------- ---------
  Operating (loss) income           (529)   6,186     1,951    11,837
Interest expense, net                820    1,797     3,062     4,566
Other income, net                     12      (89)     (246)     (856)
                                --------- -------- --------- ---------
  (Loss) income before income
   taxes                          (1,361)   4,478      (865)    8,127
Income tax (benefit) expense        (559)   1,477      (476)    2,555
                                --------- -------- --------- ---------
  Net (loss) income                $(802)  $3,001     $(389)   $5,572
                                ========= ======== ========= =========
(Loss) earnings per common
 share:
  Basic                           $(0.04)   $0.17    $(0.02)    $0.31
  Diluted                         $(0.04)   $0.16    $(0.02)    $0.30
Dividends declared per common
 share                             $0.03    $0.03     $0.09     $0.09
Weighted average shares
 outstanding:
  Basic                           18,094   18,036    18,071    18,009
  Diluted                         18,094   18,423    18,071    18,328



                        Sypris Solutions, Inc.
                     Consolidated Balance Sheets
                (in thousands, except for share data)

                                            September 30, December 31,
                                                2006         2005
                                            ------------- ------------
                                                   (Unaudited)
                   ASSETS
Current assets:
  Cash and cash equivalents                      $26,238      $12,060
  Accounts receivable, net                        76,047       95,432
  Inventory, net                                  77,859       79,724
  Other current assets                            35,267       26,020
                                            ------------- ------------
   Total current assets                          215,411      213,236
Property, plant and equipment, net               160,217      176,719
Goodwill                                          14,277       14,277
Other assets                                      11,699       13,392
                                            ------------- ------------
Total assets                                    $401,604     $417,624
                                            ============= ============
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                               $85,512      $76,567
  Accrued liabilities                             21,341       24,904
  Current portion of long-term debt                5,000           --
                                            ------------- ------------
   Total current liabilities                     111,853      101,471
Long-term debt                                    55,000       80,000
Other liabilities                                 23,018       22,419
                                            ------------- ------------
   Total liabilities                             189,871      203,890
Stockholders' equity:
  Preferred stock, par value $0.01 per
   share, 975,150 shares authorized; no
   shares issued                                      --           --
  Series A preferred stock, par value $0.01
   per share, 24,850 shares authorized; no
   shares issued                                      --           --
  Common stock, non-voting, par value $0.01
   per share, 10,000,000 shares authorized;
   no shares issued                                   --           --
  Common stock, par value $0.01 per share,
   30,000,000 shares authorized; 18,338,334
   and 18,165,658 shares issued and
   outstanding in 2006 and 2005,
   respectively                                      183          182
  Additional paid-in capital                     143,217      142,111
  Retained earnings                               71,335       73,375
  Treasury stock                                     (16)          --
  Accumulated other comprehensive loss            (2,986)      (1,934)
                                            ------------- ------------
   Total stockholders' equity                    211,733      213,734
                                            ------------- ------------
   Total liabilities and stockholders'
    equity                                      $401,604     $417,624
                                            ============= ============



                        Sypris Solutions, Inc.
                  Consolidated Cash Flow Statements
                            (in thousands)
                                                     Nine Months Ended
                                                       September 30,
                                                     -----------------

                                                      2006     2005
                                                     -------- --------
                                                        (Unaudited)
Cash flows from operating activities:
 Net (loss) income                                     $(389)  $5,572
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization                      21,272   18,698
   Other noncash items                                 1,414    1,714
   Changes in operating assets and liabilities:
    Accounts receivable                               18,334   (5,095)
    Inventory                                          1,657   (8,006)
    Other current assets                              (4,142)  (2,108)
    Accounts payable                                   9,288   30,809
    Accrued liabilities                               (4,238)   6,542
                                                     -------- --------
     Net cash provided by operating activities        43,196   48,126

Cash flows from investing activities:
 Capital expenditures                                 (7,852) (32,805)
 Proceeds from sale of assets                             71       29
 Changes in nonoperating assets and liabilities           85   (1,330)
                                                     -------- --------
     Net cash used in investing activities            (7,696) (34,106)

Cash flows from financing activities:
 Net change in debt under revolving credit
 agreements                                          (20,000)  (5,000)
 Cash dividends paid                                  (1,643)  (1,619)
 Proceeds from issuance of common stock                  321    1,044
                                                     -------- --------
     Net cash used in financing activities           (21,322)  (5,575)
                                                     -------- --------
Net increase in cash and cash equivalents             14,178    8,445
Cash and cash equivalents at beginning of period      12,060   14,060
                                                     -------- --------
Cash and cash equivalents at end of period           $26,238  $22,505
                                                     ======== ========



    CONTACT: Sypris Solutions, Inc.
             Chief Financial Officer:
             T. Scott Hatton, 502-329-2000